Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (File No. 333-185175, File No. 333-142201, File No. 333-99911 and File No. 333-38836) of our report dated September 17, 2018 on the consolidated financial statements of Asta Funding, Inc. and subsidiaries as of September 30, 2016 and for the year then ended, which appears in the Annual Report on Form 10-K of Asta Funding, Inc. for the year ended September 30, 2017.

/s/ Mazars USA LLP

Edison, New Jersey

October 12, 2018